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                                  EXHIBIT 18.2

                          Form of Amendment Number 1 to
                      Amended and Restated Rule 18f-3 Plan


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                              AMENDMENT NUMBER 1 TO
                      AMENDED AND RESTATED RULE 18f-3 PLAN


      Pursuant to the Rule 18f-3 Multiple Class Plan of The Hartford Mutual Funds, Inc. dated July 22, 1996, as amended and restated as of December 31, 1997 (as amended and restated, the "Plan"), The Hartford Growth and Income Fund is hereby included as an additional Fund. All provisions in the Plan shall apply to The Hartford Growth and Income Fund.